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                                                                    EXHIBIT 16.1

                       [Letterhead of Deloitte & Touche]

September 17, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Vertel Corporation's Form 8-K dated September 17, 2002, and we agree with the statements made therein.

Yours truly,



/s/ DELOITTE & TOUCHE LLP